UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2011

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the transactions described in Item 5.01 hereof, incorporated herein by reference, on August 22, 2011, Radiant Systems, Inc., a Georgia corporation (the “Company”), repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Credit Agreement, dated as of January 2, 2008, as amended, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Credit Agreement”) and terminated the Credit Agreement. No penalties were due in connection with such repayments.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 5.01 hereof, incorporated herein by reference, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Select Market (“NASDAQ”). Accordingly, on August 24, 2011, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Company’s common stock, no par value, from NASDAQ and the deregistration of such common stock under Section 12(b) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed on July 11, 2011, the Company, NCR Corporation, a Maryland corporation (“Parent”), and Ranger Acquisition Corporation, a Georgia corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger, dated as of July 11, 2011 (the “Merger Agreement”).

On July 25, 2011, pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to acquire all of the Company’s outstanding shares of common stock, no par value (the “Shares”), for $28.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 25, 2011, as amended, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On August 24, 2011, subsequent to the expiration of the Offer and pursuant to the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase directly from the Company 32,843,392 newly-issued Shares (the “Top-Up Shares”) at the Offer Price in exchange for a non-negotiable and non-transferable promissory note, secured by the Top-Up Shares, issued by Purchaser to the Company in the aggregate principal amount of $919,614,976, bearing compounding interest at 5% per annum, with principal and interest due one year after the date of purchase of the Top-Up Shares, prepayable in whole or in part without premium or penalty. The Top-Up Shares, when combined with the number of Shares owned by Parent and Purchaser immediately prior to the exercise of the Top-Up Option, represented at least one Share more than 90% of the outstanding Shares. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

On August 24, 2011, pursuant to the Merger Agreement and following the exercise of the Top-Up Option, Purchaser effected a short-form merger, pursuant to which Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, 5:01 p.m. on August 24, 2011 (the “Effective Time”), all remaining outstanding Shares not tendered in the Offer (other than Shares held by Parent and Purchaser and Shares for which appraisal rights are properly demanded and perfected in accordance with Georgia law) were, by virtue of the Merger and without any action on the part of the holders of Shares, converted into the right to receive the Offer Price, without interest and less any applicable withholding taxes. At the Effective Time, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price upon the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The Offer expired at 12:00 midnight, New York City time, at the end of the day on August 19, 2011. Based on information provided by the depository for the Offer, an aggregate of 35,859,237 Shares were validly tendered and not withdrawn as of the expiration of the Offer (including Shares tendered by notice of guaranteed delivery). Purchaser accepted for payment all Shares validly tendered and not validly withdrawn prior to the expiration of the Offer.

The information set forth in Items 3.02 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 12, 2011, and is incorporated herein by reference.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $1.26 billion. Parent provided Purchaser with sufficient funds to satisfy these obligations using cash on hand and borrowings under the Parent’s Credit Agreement, dated August 22, 2011, with and among the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

A description of the changes to the membership of the Company’s board of directors as a result of the Merger is set forth in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2011 and in connection with the transactions contemplated by the Merger Agreement, each of James S. Balloun, William A. Clement, Jr., J. Alexander M. Douglas, Jr., Alon Goren, John H. Heyman, Philip J. Hickey, Jr., Michael Z. Kay, Donna A. Lee and Nick Shreiber resigned as directors of the Company, and John G. Bruno, Robert P. Fishman and Andrea L. Ledford, the directors of Purchaser immediately prior to the Effective Time (collectively, the “New Directors”), became the directors of the Company.

On August 24, 2011 and in connection with the transactions contemplated by the Merger Agreement, John H. Heyman resigned as Chief Executive Officer of the Company and Alon Goren resigned as Chief Technology Officer of the Company. At the Effective Time, John G. Bruno and Robert P. Fishman, officers of Purchaser immediately prior to the Effective Time, became the Company’s Chief Executive Officer and President and Chief Financial Officer and Treasurer, respectively.

John G. Bruno, age 46, has served as Executive Vice President, Industry Solutions Group of Parent since November 2008. Prior to joining Parent, Mr. Bruno was a Managing Director at The Goldman Sachs Group, Inc., a global investment banking, securities and investment management firm, from August 2007 to November 2008. Prior to this position, he was Senior Vice President—General Manager, RFID Division, at Symbol Technologies, Inc., an information technology company, from June 2005 through February 22, 2006. Mr. Bruno was Symbol Technologies’ Senior Vice President, Corporate Development from May 2004 to June 2005, and was Symbol Technologies’ Senior Vice President, Business Development, and Chief Information Officer, from November 2002 to May 2004.

Robert P. Fishman, age 48, has served as Senior Vice President and Chief Financial Officer of Parent since March 2010. Prior to assuming this position, he was Interim Chief Financial Officer from October 2009 to March 2010.

Prior to that position, he was Vice President and Corporate Controller from January 2007 to October 2009. From September 2005 to January 2007, Mr. Fishman was Assistant Controller and from January 2005 to September 2005, he was Director, Corporate Planning. Mr. Fishman joined Parent in 1993.

There are no family relationships between any of the New Officers and the Company’s directors or executive officers, and the Company has not entered into any transactions with any of the New Officers or the New Directors that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, effective August 25, 2011, the Company’s articles of incorporation were amended and restated (the “Amended Charter”) in their entirety to conform substantially to Purchaser’s articles of incorporation as in effect immediately prior to the Effective Time. Also in connection with the Merger, effective August 24, 2011, the bylaws of the Company were amended and restated (the “Amended Bylaws”) in their entirety to conform substantially to Purchaser’s bylaws as in effect immediately prior to the Effective Time. The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 11, 2011, among NCR Corporation, Ranger Acquisition Corporation and Radiant Systems, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2011).

3.1	Second Amended and Restated Articles of Incorporation of Radiant Systems, Inc.

3.2	Second Amended and Restated By-Laws of Radiant Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

August 24, 2011	By:	/s/ Mark E. Haidet
		Name:	Mark E. Haidet
		Title:	Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 11, 2011, among NCR Corporation, Ranger Acquisition Corporation and Radiant Systems, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2011).

3.1	Second Amended and Restated Articles of Incorporation of Radiant Systems, Inc.

3.2	Second Amended and Restated By-Laws of Radiant Systems, Inc.